Exhibit 4.1



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                              KEEBLER CORPORATION,

                           THE GUARANTORS PARTY HERETO

                                       AND

                     U.S. TRUST COMPANY OF NEW YORK, Trustee



                                    Indenture

                            Dated as of June 15, 1996

                                -----------------

                                  $125,000,000

                       SENIOR SUBORDINATED NOTES DUE 2006





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

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1  Certain Terms Defined...................................  1


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                          REGISTRATION OF SECURITIES

      SECTION 2.1  Authentication and Delivery of Securities............... 27
      SECTION 2.2  Execution of Securities................................. 27
      SECTION 2.3  Certificate of Authentication........................... 28
      SECTION 2.4  Form, Denomination and Date of Securities;
                              Payments of Interest......................... 28
      SECTION 2.5  Registration, Transfer and Exchange..................... 31
      SECTION 2.6  Mutilated, Defaced, Destroyed, Lost and
                              Stolen Securities............................ 36
      SECTION 2.7  Cancellation of Securities;
                              Destruction Thereof.......................... 37
      SECTION 2.8  Temporary Securities; Global Securities................. 37
      SECTION 2.9  Effective Registration.................................. 39


                                  ARTICLE III

                                 COVENANTS OF
                                  THE COMPANY

      SECTION 3.1  Payment of Principal and Interest....................... 39
      SECTION 3.2  Offices for Payments, Etc............................... 40
      SECTION 3.3  Appointment to Fill a Vacancy in
                              Office of Trustee............................ 40
      SECTION 3.4  Paying Agents........................................... 40
      SECTION 3.5  Certificate to Trustee.................................. 41
      SECTION 3.6  Securityholders' Lists.................................. 42
      SECTION 3.7  Commission Reports...................................... 42
      SECTION 3.8  Limitation on Indebtedness.............................. 43
      SECTION 3.9  Limitation on Restricted Payments....................... 45
      SECTION 3.10 Restrictions on Sales of Assets
                              and Subsidiary Stock......................... 50




                                    (i)

      SECTION 3.11  Limitation on Restrictions on
                              Distributions from
                              Restricted Subsidiaries...................... 54
      SECTION 3.12  Limitation on Sale of Capital Stock
                              of Restricted Subsidiaries................... 55
      SECTION 3.13  Limitation on Liens.................................... 55
      SECTION 3.14  Limitations on Affiliate Transactions.................. 57
      SECTION 3.15  Change of Control...................................... 58
      SECTION 3.16  Compliance with Registration
                              Rights Agreement............................. 60
      SECTION 3.17  Limitation on Lines of Business........................ 60
      SECTION 3.18  Payments for Consent................................... 60
      SECTION 3.19  Waiver of Stay, Extension or Usury Laws................ 60


                                  ARTICLE IV

                            DEFAULTS AND REMEDIES.

      SECTION 4.1  Event of Default Defined;
                              Acceleration of Maturity..................... 61
      SECTION 4.2  Acceleration............................................ 64
      SECTION 4.3  Other Remedies.......................................... 64
      SECTION 4.4  Waiver of Past Defaults................................. 65
      SECTION 4.5  Control by Majority..................................... 65
      SECTION 4.6  Limitation on Suits..................................... 65
      SECTION 4.7  Rights of Holders to Receive Payment.................... 66
      SECTION 4.8  Collection Suit by Trustee.............................. 66
      SECTION 4.9  Trustee may File Proofs of Claim........................ 66
      SECTION 4.10 Priorities.............................................. 67
      SECTION 4.11 Undertaking for Costs................................... 67


                                   ARTICLE V

                            CONCERNING THE TRUSTEE

      SECTION 5.1  Duties and Responsibilities of the
                              Trustee; During Default;
                              Prior to Default............................. 68
      SECTION 5.2  Certain Rights of the Trustee........................... 69
      SECTION 5.3  Trustee Not Responsible for Recitals,
                              Disposition of Securities or
                              Application of Proceeds Thereof.............. 71
      SECTION 5.4  Trustee and Agents May Hold Securities;
                              Collections, etc............................. 71
      SECTION 5.5  Moneys Held by Trustee.................................. 71
      SECTION 5.6  Compensation and Indemnification of
                              Trustee and Its Prior Claim.................. 71



                                    (ii)

      SECTION 5.7  Right of Trustee to Rely on Officers'
                              Certificate, Etc............................. 72
      SECTION 5.8  Persons Eligible for Appointment
                              as Trustee................................... 73
      SECTION 5.9  Resignation and Removal; Appointment of
                              Successor Trustee............................ 73
      SECTION 5.10 Acceptance of Appointment by
                              Successor Trustee............................ 74
      SECTION 5.11 Merger, Conversion, Consolidation or
                              Succession to Business of Trustee............ 75
      SECTION 5.13 Reports by the Trustee.................................. 76


                                  ARTICLE VI

                        CONCERNING THE SECURITYHOLDERS

      SECTION 6.1  Evidence of Action Taken by
                              Securityholders.............................. 76
      SECTION 6.2  Proof of Execution of Instruments and of
                              Holding of Securities; Record Date........... 77
      SECTION 6.3  Holders to be Treated as Owners......................... 77
      SECTION 6.4  Securities Owned by Company Deemed
                              Not Outstanding.............................. 78
      SECTION 6.5  Right of Revocation of Action Taken..................... 78


                                  ARTICLE VII

                                  AMENDMENTS.

      SECTION 7.1  Without Consent of Holders.............................. 79
      SECTION 7.2  With Consent of Holders................................. 80
      SECTION 7.3  Compliance with Trust Indenture Act..................... 81
      SECTION 7.4  Revocation and Effect of Consents
                              and Waivers.................................. 81
      SECTION 7.5  Notation on or Exchange of Securities................... 82
      SECTION 7.6  Trustee To Sign Amendments.............................. 82


                                 ARTICLE VIII

                           MERGER AND CONSOLIDATION

      SECTION 8.1  When Company May Merge, Etc............................. 82
      SECTION 8.2  Successor Corporation Substituted....................... 83






                                    (iii)

                                  ARTICLE IX

                      DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 9.1  Discharge of Liability on Securities;
                              Defeasance................................... 84
      SECTION 9.2  Conditions to Defeasance................................ 86
      SECTION 9.3  Application of Trust Money.............................. 87
      SECTION 9.4  Repayment to Company.................................... 88
      SECTION 9.5  Indemnity for U.S. Government Obligations............... 88
      SECTION 9.6  Reinstatement........................................... 88


                                   ARTICLE X

                                 SUBORDINATION

      SECTION 10.1  Agreement to Subordinate............................... 89
      SECTION 10.2  Liquidation, Dissolution, Bankruptcy................... 89
      SECTION 10.3  Default on Senior Indebtedness......................... 90
      SECTION 10.4  Acceleration of Payment of Securities.................. 91
      SECTION 10.5  When Distribution Must Be Paid Over.................... 91
      SECTION 10.6  Subrogation............................................ 91
      SECTION 10.7  Relative Rights........................................ 92
      SECTION 10.8  Subordination May Not Be Impaired
                              by Company................................... 92
      SECTION 10.9  Rights of Trustee and Paying Agent..................... 92
      SECTION 10.10 Distribution or Notice to
                              Representative............................... 93
      SECTION 10.11 Article X Not To Prevent Events of
                              Default or Limit Right To Accelerate......... 93
      SECTION 10.12 Trust Moneys Not Subordinated.......................... 93
      SECTION 10.13 Trustee Entitled To Rely............................... 93
      SECTION 10.14 Trustee To Effectuate Subordination.................... 94
      SECTION 10.15 Trustee Not Fiduciary for Holders of
                              Senior Indebtedness.......................... 94
      SECTION 10.16 Reliance by Holders of Senior
                              Indebtedness on Subordination
                              Provisions................................... 94
      Section 10.17 Miscellaneous Subordination Provisions................. 95


                                  ARTICLE XI

                             SUBSIDIARY GUARANTEE

      SECTION 11.1  Subsidiary Guarantee................................... 96
      SECTION 11.2  Limitation on Liability................................ 98
      SECTION 11.3  Successors and Assigns................................. 99
      SECTION 11.4  No Waiver.............................................. 99



                                    (iv)

      SECTION 11.5  Modification........................................... 99


                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

      SECTION 12.1  Incorporators, Stockholders, Officers
                              and Directors of Company Exempt
                              from Individual Liability....................100
      SECTION 12.2  Provisions of Indenture for the Sole
                              Benefit of Parties and
                              Securityholders..............................100
      SECTION 12.3  Successors and Assigns of Company Bound
                              by Indenture.................................100
      SECTION 12.4  Notices and Demands on Company, Trustee
                              and Securityholders..........................100
      SECTION 12.5  Officers' Certificates and Opinions of
                              Counsel; Statements to Be
                              Contained Therein............................101
      SECTION 12.6  Payments Due on Saturdays, Sundays
                              and Holidays.................................103
      SECTION 12.7  Conflict of Any Provision of Indenture
                              with Trust Indenture Act.....................103
      SECTION 12.8  NEW YORK LAW TO GOVERN.................................103
      SECTION 12.9  Counterparts...........................................103
      SECTION 12.10 Effect of Headings.....................................103


                                 ARTICLE XIII

                           REDEMPTION OF SECURITIES

      SECTION 13.1  Right of Optional Redemption; Prices...................103
      SECTION 13.2  Applicability of Article...............................104
      SECTION 13.3  Election to Redeem; Notice to Trustee..................104
      SECTION 13.5  Payment of Securities Called
                              for Redemption...............................106
      SECTION 13.6  Exclusion of Certain Securities from
                              Eligibility for Selection
                              for Redemption...............................107



EXHIBITS


      EXHIBIT A - FORM OF INITIAL NOTE
      EXHIBIT B - FORM OF EXCHANGE NOTE
      EXHIBIT C - FORM OF TRANSFEROR CERTIFICATE FOR



                                    (v)

                    TRANSFER FROM RESTRICTED GLOBAL
                    SECURITY OR RESTRICTED SECURITY TO
                    RESTRICTED SECURITY
      EXHIBIT D - FORM OF ACCREDITED INVESTOR TRANSFEREE
                    CERTIFICATE
      EXHIBIT E - FORM OF LEGEL OPINION ON TRANSFER
      EXHIBIT F - FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                    FROM RESTRICTED SECURITY TO RESTRICTED
                    GLOBAL SECURITY
      EXHIBIT G - ASSIGNMENT FORM



                                    (vi)

            THIS INDENTURE, dated as of June 15, 1996 is entered into among Keebler Corporation, a Delaware corporation (the "Company"), the Guarantors party hereto (the "Guarantors") and United States Trust Company of New York, a New York corporation (the "Trustee").


                          W I T N E S S E T H :

            WHEREAS, the Company has duly authorized the issue of its   % Senior
Subordinated Notes due 2006 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as defined herein), the Company's 10 3/4% Senior Subordinated Notes due 2006 (the "Exchange Notes" and together with the Initial Notes, the "Securities"), and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

            WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

            NOW, THEREFORE:

            In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:


                                ARTICLE I

                              DEFINITIONS.

            SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act (as defined herein), or the definitions of which in the Securities Act (as defined herein) are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this
Article include the plural as well as the singular.

            "Account" means any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time to time in the State of New York) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

            "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

            "Additional Assets" mean (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that in the case of clause (ii) such Person is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 3.9, 3.10, and 3.14, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis or of rights or warrants to purchase such voting shares (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Affiliate Transaction" has the meaning specified in Section 3.14(a)

            "Agent Members" has the meaning specified in Section 2.4(c).

            "ARTAL" means Artal Luxembourg S.A., a corporation organized under the laws of Luxembourg.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) a transfer involving assets with a Fair Market Value not in excess of $1,000,000, (v) any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (vi) a disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article VIII, and (vii) a disposition of Accounts pursuant to a Permitted Receivables Transaction.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determina-tion to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bankruptcy Law" has the meaning specified in Section 4.1.

            "Blockage Notice" has the meaning specified in Section 10.3.

            "Board of Directors" means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Capital Stock" means (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

            "Capitalized Lease Obligations" means, without duplication, all monetary obligations of the Company or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Change of Control" means the occurrence of any of the following events:

     (i) the failure of the Sponsors, collectively, to own, free and clear of all Liens or other encumbrances, an aggregate of at least 40% of the outstanding voting shares of Capital Stock of the Parent on a fully diluted basis;

     (ii) the failure of one of either the Permitted ARTAL Investor Group or Flowers, as the case may be, to own, directly or indirectly through wholly owned Subsidiaries, free and clear of all Liens, at least 25% of the outstanding voting shares of Capital Stock of the Parent on a fully diluted basis;

     (iii) any "person" or "group" (as such terms are used in Rule 13d-5 under the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act) of voting shares of Capital Stock of the Parent representing a percentage of the outstanding voting shares of Capital Stock of the Parent on a fully-diluted basis that is equal to or higher than the highest percentage of such outstanding voting shares of Capital Stock then owned, individually, by either the Permitted ARTAL Investor Group or Flowers, as the case may be;

     (iv) the failure of the Parent to own, free and clear of all Liens (other than Liens to secure any Senior Indebtedness), 100% of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis other than as a consequence of a merger of the Company with or into the Parent; or

     (v) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office.

For purposes of clauses (i), (ii), (iii) and (v) of this definition, the term Parent shall include the Company from and after the date of the merger, if any, of the Parent with or into the Company.

            "Change of Control Offer" has the meaning set forth in Section 3.15.

            "Change of Control Purchase Date" has the meaning specified in
Section 3.15.

            "Change of Control Purchase Price" has the meaning specified in
Section 3.15.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Covenant defeasance option" has the meaning specified in Section 9.1(b).

            "Commission" means the Securities and Exchange Commission.

            "Commodity Hedging Obligations" means, with respect to any Person, all liabilities of such Person under commodity hedging agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in the cost and supply of critical commodities, including flour, sugar and packaging materials, required in a Related Business of the Company and its Restricted Subsidiaries.

            "Company" means Keebler Corporation, a Delaware corporation, and, subject to Article VIII, its successors and assigns.

            "Consolidated Cash Flow" for any period means the Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) Consolidated Interest Expense; (iii) depreciation expense; (iv) amortization expense; and (v) non-cash expenses related to employee benefits, in each case for such period.

            "Consolidated Coverage Ratio," as of any date of determination, means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period consisting of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the

Company since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Currency Agreements and Interest Rate Agreements (including amortization of fees), (viii) interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) in respect of the Permitted Receivables Transaction, and
(ix) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income
(loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

            "Consolidated Net Tangible Assets" means, as of any date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities;
(ii) minority interests in Subsidiaries held by any entity other than the Company or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to January 26, 1996 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Capital Stock.

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 114 West 47th Street, New York, New York 10036.

            "Credit Agent" means The Bank of Nova Scotia, in its capacity as Administrative Agent for the lenders party to the Credit Agreement, or any successor or successors thereto.

            "Credit Agreement" means, collectively, the Amended and Restated Credit Agreement, dated as of June 4, 1996, by and among the Company, the lenders named therein, the co-agents named therein and The Bank of Nova Scotia as Administrative Agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, refinancing and replacements of any facility provided for therein, including any agreement or agreements, (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under this Indenture.

            "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Custodian" has the meaning specified in Section 4.1.

            "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

            "Depository" shall mean the Depository Trust Company, its nominees, and their respective successors.

            "Designated Senior Indebtedness" means (i) the Credit Agreement and
(ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Designated Subsidiary" means, individually, Keebler International Prep Track & Field Invitational Foundation, an Illinois not-for-profit corporation, Keebler Company Foundation, an Illinois not-for-profit corporation, and Keebler Foreign Sales Corporation, a U.S. Virgin Islands corporation and collectively, means all such corporations.

            "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the final Stated Maturity of the Securities.

            "Effective Registration" means that the Company shall have (i) commenced a Registered Exchange Offer for the Initial Notes pursuant to an effective registration statement under the Securities Act or (ii) filed and caused to become effective a Notes Shelf Registration under the Securities Act for the sale of Securities by the Holders.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Default" means any event or condition specified as such in
Section 4.1 which shall have continued for the period of time, if any, therein designated.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" has the meaning specified in the Recitals.

            "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

            "Flowers" means Flowers Industries, Inc., a Georgia corporation.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the date of this Indenture.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means (i) each of the Company's Restricted Subsidiaries existing on the date hereof and (ii) each other Person that executes a guarantee of the obligations of the Company under the Securities and this Indenture from time to time, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Securities and this Indenture.

            "Holder", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Persons,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Hedging Obligations. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

            "Initial Notes" has the meaning specified in the Recitals.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Differential" has the meaning specified in the definition of "Reorganization Securities."

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock,

Indebtedness or other similar instruments issued by such Person.

            "Issue Date" means the date on which the Securities are originally issued.

            "legal defeasance option" has the meaning specified in Section
9.1(b).

            "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

            "Material Subsidiary" means (i) any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof), and (ii) any other Subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any

Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

            "Non-Global Purchaser" has the meaning specified in Section 2.4(d).

            "Note Obligations" has the meaning specified in Section 10.1.

            "Notes Shelf Registration" shall have meaning the given such term in the Registration Rights Agreement.

            "Offer" has the meaning specified in Section 3.10(a)(iii)(D).

            "Offer Amount" has the meaning specified in Section 3.10(c)(ii).

            "Offer Period" has the meaning specified in 3.10(c)(ii).

            "Officer" means the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), the Treasurer, the Secretary or the Assistant
Secretary of the Company.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.5.

            "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in
Section 12.5, if and to the extent required hereby.

            "outstanding" when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

            (a)   Securities theretofore cancelled by the
      Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

            (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

            "Parent" means INFLO Holdings Corporation, a Delaware corporation.

            "Payment Blockage Period" has the meaning specified in Section 10.3.

            "Permitted ARTAL Investor Group" means ARTAL or any of its direct or indirect wholly owned Subsidiaries and ARTAL Group S.A., a Luxembourg corporation or any of its direct or indirect wholly owned Subsidiaries.

            "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in (i) a Restricted Subsidiary of the Company or a Person which will, upon making such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business not in excess of $2,500,000 outstanding at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) Currency Agreements, Interest Rate Agreements, Commodity Hedging Obligations which are entered into by the Company for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company) with respect to Indebtedness of the Company incurred without violation of this Indenture or to customary commercial transactions of the Company entered into in the ordinary course of business; (ix) any Investment (other than a Temporary Cash Investment) evidenced by securities or other assets received in connection with an Asset Disposition pursuant to Section 3.10; (x) any Investment that is permitted by and made in accordance with Section 3.14(b) (except transactions described in clause (i) of such paragraph); or (xi) Investments, the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Capital Stock) in the Company.

            "Permitted Receivables Transaction" means any transaction providing for the sale or financing of Accounts to the extent (i) the aggregate principal amount outstanding of such financing (whether pursuant to a sale or a financing) does not exceed at any time $145,000,000 and (ii) recourse at any time to the Company and its Subsidiaries for credit losses (i.e. defaults) on account of sold Accounts shall not exceed $35,000,000.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

            "Public Equity Offering" means an underwritten primary public offering for the account of the Company (which term shall be deemed for the purpose of this definition to include the Parent if, in connection with or in anticipation of such public offering, the Company shall have been merged with and into the Parent) of Capital Stock (or other voting shares or voting interests) of the Company pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act.

            "Purchase Agreement" means the Purchase Agreement dated June 20, 1996, between the Company, the Guarantors, Nomura Securities International, Inc. and Morgan Stanley & Co. Incorporated relating to the Securities.

            "Purchase Date" has the meaning specified in Section 3.10(c)

            "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            "Receivables Co." means any special purpose, bankruptcy-remote, wholly-owned Subsidiary of the Company organized after the date hereof (or such other Person designated by the Company) that purchases Accounts generated by the Company or any of its Subsidiaries in connection with a Permitted Receivables Transaction.

            "Receivables Proceeds" means, with respect to a Permitted Receivables Transaction, the proceeds received from such Permitted Receivables Transaction.

            "Record date" has the meaning specified in Section 2.4(a).

            "Refinanced Indebtedness" has the meaning specified in Section 3.8(b)(xi).

            "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund any Indebtedness permitted to be incurred pursuant to Section 3.8.

            "Registered Exchange Offer" shall have the meaning given such term in the Registration Rights Agreement.

            "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated June 25, 1996, between the Company, the Guarantors, Nomura Securities International, Inc. and Morgan Stanley & Co. Incorporated with respect to the Securities.

            "Related Business" means the business in which the Company and its Subsidiaries are engaged on the date of this Indenture and any business which is incidental, similar or related thereto.

            "Reorganization Securities" means, with respect to any reorganization, composition, arrangement, adjustment or readjustment of the Company or any Guarantor or of their respective securities, securities of the Company or such Guarantor as reorganized or readjusted that are subordinated, at least to the same extent as the Securities, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; provided, however, that (a) in the case of debt securities, (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Indebtedness of the Company or such Guarantor (as modified by such plan of reorganization or readjustment), as the case may be, (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of (A) the rate of interest on the Securities and (B) the sum of (x) the weighted average rate of interest on the Indebtedness under the Credit Agreement on the effective date of such plan of reorganization or readjustment and (y) the difference (such difference, the "Interest Differential") between the rate of interest on the Securities and the weighted average rate of interest on Indebtedness under the Credit Agreement, in each case immediately prior to the commencement of such reorganization, composition, arrangement, adjustment or readjustment, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the weighted average interest rate on Indebtedness under the Credit Agreement at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to the holders of the Securities than those in effect with respect to the Securities on their issue date and (b) in the case of all securities (including debt securities), the distribution of such securities was authorized by an order or decree of a court of competent jurisdiction and such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Indebtedness of the Company or such Guarantor not paid in full in cash in connection with such reorganization; provided that all such Senior Indebtedness is assumed by the reorganized corporation, and the rights of the holders of any such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Indebtedness, individually or as a class, shall have approved such reorganization.

            "Representative" for any issue of Indebtedness shall mean the Person acting as agent, trustee or in a similar representative capacity for the holders of such Indebtedness, provided that if, and for so long as, any issue of Indebtedness lacks such a representative, then the Representative for such issue of Indebtedness shall at all such times constitute the holders of a majority in outstanding principal amount of the respective issue of Indebtedness.

            "Restricted Global Security" has the meaning specified in Section 2.4(b).

            "Restricted Payments" has the meaning specified in Section
3.9(a)(iv).

            "Restricted Securities" has the meaning specified in Section 2.4(d).

            "Restricted Securities Legend" has the meaning specified in Section 2.4.

            "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

            "Rule 144A" has the meaning specified in Section 2.4(b).

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

            "Security" or "Securities" means collectively, the Initial Notes and the Exchange Notes.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petitions in bankruptcy or for reorganization relating to the Company regardless of whether an allowed claim in such proceeding) on, and fees and other amounts owing in respect of, the Credit Agreement and other Indebtedness of the Company or a Guarantor which is permitted under this Indenture and whether outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which it is outstanding, it is provided that the obligations of the Company or such Guarantor in respect of such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness will not include (i) any obligation of the Company or any

Guarantor to any Subsidiary of the Company or the Company, or (ii) any Senior Subordinated Indebtedness or Subordinated Indebtedness.

            "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

            "Sponsors" means the Permitted ARTAL Investor Group and Flowers.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

            "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

            "Subsidiary Guarantee" has the meaning specified in Section 11.1.

            "Successor Company" has the meaning specified in Section 8.1(a).

            "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, or (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group.

            "Trust Indenture Act" means the Trust Indenture Act as in force at the date as of which this Indenture was originally executed, except until qualification of this Indenture under the Trust Indenture Act, then as of the date of such qualification, and except to the extent that any subsequent amendment of the Trust Indenture Act shall apply retroactively to this Indenture.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article V, shall also include any successor trustee.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Unrestricted Subsidiary" means (i) Receivables Co., (ii) the Designated Subsidiaries, and (iii) any Subsidiary (other than a Subsidiary which would constitute a Material Subsidiary) that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and which remains so designated at the time of determination. The Board of Directors of the Company may, by a Board resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Material Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture. Any designation by the Board of Directors of the Company pursuant to this Indenture shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board resolutions giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "voting shares" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Capital Stock, as the case may be.


                               ARTICLE II

                       ISSUE, EXECUTION, FORM AND
                       REGISTRATION OF SECURITIES.

            SECTION 2.1 Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not to exceed $125,000,000 (except as otherwise provided in Section 2.6) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary without any further action by the Company.

            SECTION 2.2 Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The corporate seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities and may, but need not, be attested. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

            In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

            SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

            SECTION 2.4 Form, Denomination and Date of Securities; Payments of Interest. (a) The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, and the Exchange Notes and the Trustee's certificate of authentication shall be in substantially the form of Exhibit B hereto, each of which is part of this Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee. Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. All Securities shall be otherwise substantially identical expect as to denomination and as provided herein.

            Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

            The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

            (b) The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"), except as provided in Section 2.4(d) hereof, shall be issued initially in the form of one or more, permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in the form of Initial Notes (the "Restricted Global Security") deposited with the Trustee, at its New York office, as custodian for and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

            (c) This Section 2.4(c) shall apply only to the Restricted Global Security deposited with or on behalf of the Depository.

            Members of, or participants in, the Depository (the "Agent Members") shall have no rights under this Indenture with respect to any Restricted Global Security held on their behalf by the Depository or under the Restricted Global Security, and the Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of the Restricted Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (d) Except as provided in this Section 2.4(d) and Section 2.8, owners of beneficial interests in the Restricted Global Security will not be entitled to receive physical delivery of certificated Initial Notes. Purchasers of Initial Notes who are not QIBs or QIB's who elect to receive certificated Initial Notes instead of holding their interest through the Restricted Global Security (collectively, the "Non-Global Purchasers") will receive certificated Initial Notes bearing the Restricted Securities Legend (the "Restricted Securities"); provided, however, that upon transfer to a QIB of any such certificated Initial Notes initially issued to a Non-Global Purchaser, such certificated Initial Notes will, unless the transferee requests otherwise or the Restricted Global Security has previously been exchanged in whole for Restricted Securities, be exchanged for an interest in the Restricted Global Security pursuant to the provisions of Section 2.5. Restricted Securities will bear the Restricted Securities Legend unless removed in accordance with Section 2.5.

            Upon the occurrence of an Effective Registration involving a Notes Shelf Registration, all requirements with respect to the Restricted Global Security and legends on Initial Notes will cease to apply, and certificated Initial

Notes without the Restricted Securities Legend will be available to the Holders. Upon the occurrence of an Effective Registration involving the Registered Exchange Offer, all requirements with respect to the Restricted Global Security will cease to apply and certificated Initial Notes with the "Restricted Securities Legend" will be available to Holders that do not exchange their Initial Notes for Exchange Notes, and certificated Exchange Notes without any legends will be available to Holders that exchange their Initial Notes for Exchange Notes.

            All certificated Securities shall be issuable in denominations of $1,000 principal amount and any integral multiple thereof.

            SECTION 2.5 Registration, Transfer and Exchange. (a) The Company will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

            Upon due presentation for registration of transfer of any Security at each such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

            Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Company for the purpose as provided in Section 3.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

            All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

            The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

            The Trustee shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

            All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

            (b) Notwithstanding any provision to the contrary herein, so long as the Restricted Global Security remains outstanding and is held by or on behalf of the Depository, transfers of the Restricted Global Security, in whole or in part, shall only be made in accordance with Section 2.4(d) and this Section 2.5 as set forth below.

                      (i) Subject to clauses (ii) through (iv) below, transfers of the Restricted Global Security shall be limited to transfers of the Restricted Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

                     (ii) Restricted Global Security to Restricted Security. If a holder of a beneficial interest in the Restricted Global Security deposited with the Depository wishes at any time to transfer its interest therein to a Person who wishes to take delivery thereof in the form of a Restricted Security, such holder may, subject to the rules and procedures of the Depository, cause the exchange of such interest for one or more

      Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee at its Corporate Trust Office of (1) instructions from the Depository directing the Trustee to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Restricted Global Security reasonably believes that the Person acquiring the Restricted Securities for which such interest is being exchanged is an Institutional Accredited Investor and is acquiring such Restricted Securities for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, (3) a certificate in the form of Exhibit D attached hereto given by the Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (4) an opinion of counsel to the holder of such beneficial interest in the form of Exhibit E attached hereto, to the effect set forth therein, then the Trustee will instruct the Depository to reduce the Restricted Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged, and concurrently with such reduction the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

                    (iii) Restricted Security to Restricted Global Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, cause the exchange of such Restricted Security for an equivalent beneficial interest in the Restricted Global Security. Upon receipt by the Trustee at its Corporate Trust Office of (1) such Restricted Security, duly endorsed as provided herein,

      (2) instructions from such holder directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the principal amount of the Restricted Security to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such interest and (3) a certificate in the form of Exhibit F attached hereto, then the Trustee shall cancel or cause to be cancelled such Restricted Security and shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the principal amount of the Restricted Security so cancelled.

                     (iv) Restricted Security to Restricted Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who wishes to take delivery thereof in the form of a Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Securities for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee at its Corporate Trust Office of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the Restricted Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit C attached hereto (in the event that the transfer is being made to an Institutional Accredited Investor otherwise than pursuant to Rule 144A), (4) a certificate in the form of Exhibit D attached hereto (in the event the transfer is being made to an Institutional Accredited Investor otherwise than pursuant to Rule 144A) given by the Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (5) an opinion of counsel to the transferor of such Restricted Security in the form of Exhibit E hereto, to the effect set forth therein, then the Trustee shall cancel or cause to be cancelled such Restricted Security and, concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

                      (v) Other Exchanges. In the event that the Restricted Global Security is exchanged pursuant to Section 2.8 for Securities in definitive registered form without interest coupons, prior to an Effective Registration such Initial Notes may be exchanged for one another only in accordance with those procedures that are substantially consistent with the provisions of clauses (i) through (iv) above (including the certification requirements thereof intended to insure that such transfers comply with the Securities Act) and which may be from time to time adopted by the Company and the Trustee.

            If Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless
(i) there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Securities, that such Initial Notes are not "restricted" within the meaning of Rule 144 under the Securities Act or (ii) there is an Effective Registration involving the Notes Shelf Registration with respect to the Initial Notes then in effect or the Initial Note as to which the Restricted Securities Legend is sought to be removed has been disposed of in accordance with the Notes Shelf Registration. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee of an Effective Registration with respect to the Initial Notes, the Trustee, at the direction of the Company, shall authenticate and deliver Initial Notes that do not bear the Restricted Securities Legend.

            SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

            Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

            Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the

Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

            SECTION 2.7 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Securities held by it to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

            SECTION 2.8 Temporary Securities; Global Securities. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

            The Restricted Global Security deposited with the Depository pursuant to Section 2.4 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5(b) of this Indenture and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee an Officer's Certificate stating that such Global Restricted Security shall be exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities.

            Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.8 shall be surrendered by the Depository to the Trustee at its Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of Restricted Securities of authorized denominations. Any portion of the Restricted Global Security transferred pursuant to this Section 2.8 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Note delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.5, bear the Restricted Securities Legend.

            Subject to the foregoing provisions of this Section 2.8, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            In the event of the occurrence of either of the events specified in the second paragraph of this Section 2.8, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

            SECTION 2.9 Effective Registration. In the event the Company has an Effective Registration, the Company shall notify the Trustee thereof within two Business Days after the effective date of such Effective Registration. If the Effective Registration involves a Notes Shelf Registration, the Company shall promptly cause to be delivered to the Trustee certificates for Initial Notes without legends and the Trustee shall authenticate and deliver certificated Initial Notes without legends to Holders presenting their certificated Initial Notes for exchange or to Holders of interests in the Restricted Global Security in the names and denominations specified by the Depository or to transferees of Initial Notes covered by the Notes Shelf Registration. If the Effective Registration is with respect to a Registered Exchange Offer for the Initial Notes, the Trustee shall notify the Holders of receipt of such notice and, after receipt of a written order of the Company (signed as specified in Section 2.1) for the authentication and delivery of Exchange Notes and a properly completed letter of transmittal or other requested documents from a Holder as specified in the exchange offer documents, shall exchange such Holder's Initial Notes for Exchange Notes upon the terms set forth in the exchange offer documents.


                               ARTICLE III

                              COVENANTS OF
                              THE COMPANY.

            SECTION 3.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest (including additional interest, if any, required to be paid pursuant to the Registration Rights Agreement) on, each of the Securities at the place or places, at the respective times and in the manner provided in the

Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Company.

            SECTION 3.2 Offices for Payments, Etc. So long as any of the Securities remain outstanding, the Company will maintain in the City of New York the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the office of the Trustee at 114 West 47th Street, New York, New York 10036, or such other location as the Company may designate upon notice from the Trustee, as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

            SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

            SECTION 3.4 Paying Agents. The paying agent will initially be the Trustee. Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

            (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

            (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

            (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

            The Company will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

            If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

            Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment to the Trustee, the relevant paying agent, if any, shall be released from any liability with respect to such sums.

            Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.4 and 9.6.

            SECTION 3.5 Certificate to Trustee. The Company will furnish to the Trustee, on or before 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

            SECTION 3.6 Securityholders' Lists. If and so long as the Trustee shall not be the Security registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to
Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

            SECTION 3.7 Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company will furnish to the Trustee and the holders of Securities (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Furthermore, for so long as any of the Securities remain outstanding, the Company shall make available to any prospective purchaser of the Securities or beneficial owner of the Securities, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

            SECTION 3.8 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided, however, that the Company may incur Indebtedness (including through the issuance of Disqualified Capital Stock) if on the date of such incurrence the Consolidated Coverage Ratio would be greater than (i) 2.00:1, if such Indebtedness is incurred prior to the expiration of 24 months after the Issue Date, and (ii) 2.50:1, if such Indebtedness is incurred on or subsequent to the expiration of 24 months after the Issue Date.

            (b) Notwithstanding Section 3.8(a), the Company and its Restricted Subsidiaries may incur Indebtedness to the extent set forth below: (i) Indebtedness of the Company incurred pursuant to the Credit Agreement in an amount, at any one time outstanding, not to exceed the sum of (x) $155,000,000 pursuant to a revolving credit, swing line and/or letter of credit facility; provided, however, that on the Business Day on which any Permitted Receivables Transaction is consummated, the amount of Indebtedness permitted to be outstanding under the Credit Agreement pursuant to this clause (x) shall be reduced by an amount equal to the Receivables Proceeds with respect to such Permitted Receivables Transaction, and (y) the aggregate principal amount of the term loans under the Credit Agreement as in effect as of the date hereof less the amount of any principal payments made on account of such term loans; (ii) Indebtedness (x) of the Company to any Restricted Subsidiary and (y) of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; (iii) Indebtedness of the Company represented by the Securities; (iv) any Indebtedness of the Company (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the date of this Indenture; (v) Indebtedness represented by the Guarantees of the Securities and Guarantees of Indebtedness incurred pursuant to clause (i) above; (vi) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements, Interest Rate Agreements and Commodity Hedging Obligations that are entered into by the Company or such Restricted Subsidiary for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) with respect to Indebtedness of the Company or such Restricted Subsidiary incurred without violation of this Indenture or with respect to customary commercial transactions of the Company or such Restricted Subsidiary entered into in the ordinary course of business; (vii) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (vii), does not exceed 10% of Consolidated Net Tangible Assets; (viii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such incurrence; (ix) Acquired Indebtedness; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger; and provided, further that the Company would have been able to incur such Indebtedness at the time of the incurrence thereof pursuant to clause (a) above, determined on a pro forma basis as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness and the operating results of such merged or acquired entity had been included for all purposes in such pro forma calculation as if such entity had been a Restricted Subsidiary at the beginning of such four-quarter period; (x) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
(xi) additional indebtedness in an aggregate amount not to exceed $50,000,000 at any one time outstanding; and (xii) Refinancing Indebtedness; provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (the "Refinanced Indebtedness"), (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity of not less than the stated maturity of the Refinanced Indebtedness and (C) the Refinancing Indebtedness shall rank in right of payment relative to the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Refinanced Indebtedness.

            (c) Notwithstanding any other provision of this Section 3.8, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness (i) pursuant to Section 3.8(b), if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness or (ii) pursuant to Section 3.8(a) or Section 3.8(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

            (d) The Company shall not incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            SECTION 3.9 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire such Capital Stock and other than dividends and distributions paid by a Restricted Subsidiary to the Company or to another Restricted Subsidiary),

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Restricted Subsidiary or options, warrants or other rights to acquire such Capital Stock,

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness, or

                  (iv) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than a Permitted Investment)

      (the foregoing actions described in clauses (i) through (iv) above being hereinafter collectively referred to as "Restricted Payments") unless after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not cause or constitute a Default or an Event of Default;
      (B) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to Section 3.8(a); and (C) the aggregate amount of all such Restricted Payments (the amount of any such Restricted Payment, if other than cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made after the Issue Date (including such Restricted Payment) does not exceed the sum of:

                  (1) 50% of the aggregate cumulative Consolidated Net Income
            (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

                  (2) the aggregate Net Cash Proceeds received after the Issue
            Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Capital Stock (other than Disqualified Capital Stock) or any options, warrants or rights to purchase such shares of Capital Stock (other than Disqualified Capital Stock) or other cash contributions to its capital (excluding amounts used pursuant to clauses (ii) or (iii) of Section 3.9(b));

                  (3) the aggregate Net Cash Proceeds received after the Issue
            Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Capital
            Stock) of the Company;

                  (4) the aggregate Net Cash Proceeds received after the Issue
            Date by the Company from Indebtedness of the Company or Disqualified Capital Stock of the Company that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company or options, warrants or rights to acquire such Capital Stock, to the extent such Indebtedness of the Company or Disqualified Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

                  (5) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date, not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

            (b) Notwithstanding Section 3.9(a) and in the case of clauses (v),
(vii), (viii)(x) and (x) below, so long as there is no Default or Event of Default continuing, the following actions shall not be prohibited:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of Section 3.9(a) (such payment being deemed to have been paid on such date of declaration for purposes of the calculation required by this Section 3.9);

                  (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company or warrants, options or other rights to acquire such stock in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

                  (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

                  (iv) the repurchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Refinancing Indebtedness;

                  (v) the repurchase, redemption, acquisition or retirement of shares of Capital Stock of the Parent or options, warrants or other rights to purchase such shares held by officers or employees or former officers or employees of the Parent, the Company or any of their Subsidiaries (or their estates or beneficiaries), or dividends to the Parent for such purpose, upon death, disability, retirement, or termination of employment, pursuant to the terms of any employee stock option or stock purchase plan or agreement or management equity plan or other agreement, for an aggregate amount in any fiscal year of the Company ending subsequent to the Issue Date not to exceed $2,500,000 (plus, in the case of the repurchase of Capital Stock held by the estate of a deceased officer or employee, a sum equal to the net cash proceeds, if any, received by the Company under any policy or policies of key man insurance on the life of such officer or employee); provided, however, that, to the extent that the aggregate amount so paid in any fiscal year of the Company is less than $2,500,000, a sum equal to the difference between $2,500,000 and the aggregate amounts paid pursuant to this clause (v) in such fiscal year shall be added to the amount otherwise permitted to be paid in any subsequent fiscal year, but in no event shall the aggregate amount so paid in any fiscal year exceed the sum of $5,000,000 (plus the net cash proceeds of any key man life insurance policies as aforesaid);

                  (vi) the payment of any dividend or distributions by the Company to the Parent pursuant to the terms of any bona fide tax sharing agreement among the Company, the Parent and other members of the consolidated group of corporations of which the Company is a member;

                  (vii) the payment of management, consulting and advisory fees and related expenses to the Sponsors not to exceed $1,500,000 in any fiscal year of the Company;

                  (viii) any Investment in (x) Unrestricted Subsidiaries (excluding Receivables Co.) having an aggregate fair market value, taken together with all other Investments made pursuant to this subclause (x) that are at that time outstanding, not to exceed $15,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (y) Receivables Co. in connection with a Permitted Receivables Transaction;

                  (ix) the payment of dividends or distributions to the Parent for the purpose of enabling the Parent to pay its franchise taxes and other fees required to maintain its legal existence and to provide for operating costs of up to $100,000 per fiscal year;

                  (x) the payment of any cash dividend on the Capital Stock of the Company following a Public Equity Offering; provided that the aggregate amount of all such dividends so paid in any fiscal year of the Company pursuant to this clause (x) shall not exceed 6% of the Net Cash Proceeds received by the Company in such Public Equity Offering;

                  (xi) other Restricted Payments not to exceed $15,000,000 in the aggregate; and

                  (xii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

The actions described in clauses (i), (v), (vii), (x) and (xi) of this Section 3.9(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section 3.9(b) but shall reduce the amount that would otherwise be available for Restricted Payments under Section 3.9(a)(C) (provided that any dividend paid pursuant to clause (i) of this Section 3.9(b) shall reduce the amount that would otherwise be available under Section 3.9(a)(C) when declared, but not also when paid pursuant to such clause (i)) and the actions described in clauses (ii), (iii), (iv), (vi), (viii), (ix) and (xii) of this
Section 3.9(b) shall be permitted to be taken in accordance with this Section
3.9 and shall not reduce the amount that would otherwise be available for Restricted Payments under Section 3.9(a)(C).

            SECTION 3.10 Restrictions on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares or assets that are the subject matter of such Asset Disposition, (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash (provided, however, that, in the case of any Asset Disposition or group of related Asset Dispositions involving total consideration of not more than $20,000,000, at least 50% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, further, however, that the foregoing exception shall be available only in respect of Asset Dispositions, whether or not related, involving cumulative aggregate consideration not to exceed $50,000,000); and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or any Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase such Senior Indebtedness or such Indebtedness (other than Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to secure letter of credit obligations to the extent such related letters of credit have not been drawn upon or returned undrawn; (C) third, to the extent of the balance of Net Available Cash after application in accordance with clauses (A) and (B), to the extent the Company or such Restricted Subsidiary elects, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or apply against restructuring expenses, not to exceed $30,000,000 in cumulative aggregate amount, incurred in connection with the restructuring reserves established from time to time on the Company's balance sheet; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to make an offer (the "Offer") to purchase Securities pursuant and subject to the conditions of this Indenture to the holders of the Securities at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company shall not be required to make an offer for Securities pursuant to this Section 3.10 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C)) is less than $10,000,000 (which lesser amount shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            For the purposes of Section 3.10(a)(ii), the following will be deemed to be cash: (x) the assumption of Indebtedness (other than Disqualified Capital Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (iii)(D) of Section 3.10(a), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.10(c).

            (c) (i) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

                  (ii) Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (A) the amount of the Offer (the "Offer Amount"), (B) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 3.10(a). Upon the expiration of the period (the "Offer Period") for which the Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

                  (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

           (d) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.10.

            To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

            SECTION 3.11 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) to make any loans or advances to the Company or any Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any Restricted Sub-



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

sidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 3.11 or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 3.11; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the holders of the Securities than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) in the case of Section 3.11(c), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset that is the subject of such encumbrance or restriction, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; provided that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction; and provided further, that such encumbrance or restriction does not prohibit, limit or otherwise restrict the making or payment of any dividend or other distribution to the Company or any Restricted Subsidiary; (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted



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

Subsidiary pending the closing of such sale or disposition or pursuant to a Permitted Receivables Transaction; and (vi) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

            SECTION 3.12 Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company (i) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock to any Person other than to the Company or a Restricted Subsidiary; provided, however, that this Section 3.12 shall not prohibit the transfer, conveyance, sale or other disposition of all of the Capital Stock of a Restricted Subsidiary if the net cash proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with
Section 3.10.

            SECTION 3.13 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, except if the Securities (or the Guarantee of the Securities, in the case of Liens on properties or assets of any Guarantor) and all other amounts due under this Indenture are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

            (a)  any Lien existing as of the Issue Date;

            (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is in existence less than 30 days after the entry thereof or adequately bonded or the payment of such judgment, decree or order is covered (subject to a customary deductible) by insurance maintained with responsible insurance companies; (ii) taxes, assessments or other governmental charges that are not yet delinquent or are being contested in good faith; (iii) security for payment of workers' compensation or other



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

insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of borrowed money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

            (c) any Lien now or hereafter existing on property or assets of the Company or any Guarantor securing Senior Indebtedness of such Person;

            (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or a Restricted Subsidiary; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition;

            (e) leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

            (f) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any indebtedness permitted by Section 3.8, in each case in favor of the trustee under such indenture and securing only obligations to pay any compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and




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

            (g) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (f) so long as the amount of property or assets subject to such Lien is not increased thereby.

            SECTION 3.14 Limitations on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, either (A) the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above) or (B) the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view; and (iii) in the event such Affiliate Transaction involves the purchase or sale of Equity Interests, or the purchase, sale or lease of assets (other than sales of inventory to an Affiliate by the Company or a Restricted Subsidiary or purchases of raw materials from an Affiliate by the Company or such Restricted Subsidiary, pursuant to a continuing commercial agreement entered into between the Company or such Restricted Subsidiary and such Affiliate in the ordinary course, and in furtherance of the business of the Company or such Restricted Subsidiary), in each case, in an aggregate amount in excess of $20,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

            (b) The provisions of Section 3.14(a) will not prohibit (i) any Restricted Payment permitted to be paid or



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

made pursuant to Section 3.9, (ii) the performance of the Company's or a Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, or (vii) the payment of management, consulting and advisory fees and related expenses to the Sponsors not to exceed $1,500,000 in any fiscal year of the Company.

            SECTION 3.15 Change of Control. (a) If a Change of Control shall occur at any time, then each holder of Securities shall have the right to require that the Company purchase such holder's Securities in whole or in part in any integral multiple of $1,000, for a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, on such Securities to the date of purchase (the "Change of Control Purchase Date"), pursuant to an offer (the "Change of Control Offer"), made in conformity with the procedures set forth in Sections 3.15(b), (c) and (d).

            (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at his address appearing in the security register, stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities, in whole or in part, at the Change of Control Purchase Price;

                  (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later



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

      date as is necessary to comply with requirements under the Exchange Act;

                  (iii) that any Security not tendered for purchase will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                  (v) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

            (c) Holders electing to have Securities purchased will be required to surrender such Securities, together with the execution form provided for on Exhibit G duly executed, to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (d) The Company will comply with any applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            (e) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Issue Date with respect to Indebtedness outstanding on the Issue Date and refinancings thereof and customary default



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

provisions) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

            SECTION 3.16 Compliance with Registration Rights Agreement. The Company shall comply in all material respects with the terms and conditions of
Section 6 of the Registration Rights Agreement.

            SECTION 3.17 Limitation on Lines of Business. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any business other than those engaged in on the date of this Indenture and lines of business incidental, similar or related thereto.

            SECTION 3.18 Payments for Consent. Neither the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities who so consent, waive or agree in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            SECTION 3.19 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.





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

                               ARTICLE IV

                         DEFAULTS AND REMEDIES.

            SECTION 4.1 Event of Default Defined; Acceleration of Maturity. An "Event of Default" occurs if:

            (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

            (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

            (c)  the Company fails to comply with Section 8.1;

            (d) the Company fails to comply with Section 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15 or 3.17 (in each case other than a failure to repurchase Securities when required pursuant to Section 3.10 or 3.15, which failure shall constitute an Event of Default under Section 4.1(b)) and such failure continues for 30 days after the notice specified below;

            (e) the Company fails to comply with any covenant, condition or agreement in this Indenture or the Securities (other than those referred to in clauses (a), (b), (c) and (d) above) and such failure continues for 60 days after the notice specified below;

            (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness exceeds $10,000,000 or its foreign currency equivalent at the time;

            (g) the Company or a Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case:




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

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Material Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company or any Material Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Material Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

            (i) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or any Material Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not promptly stayed or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or the execution thereof stayed; or

            (j) the failure of any Subsidiary Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Subsidiary Guarantor of its obligations hereunder or any Subsidiary Guarantee if such failure is not cured, or such denial or disaffirmation is not rescinded or revoked, within 10 days.



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

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            Notwithstanding the foregoing, a Default under Section 4.1(d) or
Section 4.1(e) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said Section 4.1(d) or (e) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            An Event of Default specified in Section 4.1(e) and all consequences thereof (including without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after the occurrence of such Event of Default, (i) the holders of the Indebtedness to which such Event of Default relates have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or
(ii) the default that is the basis for such Event of Default has been cured.

            The Company shall deliver to the Trustee: (i) within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (f) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d),
(e) or (i), its status and what action the Company is taking or proposes to take with respect thereto; and (ii) within 120 days after the end of each fiscal year, written notice in the form of an Officer's Certificate indicating whether the Officers signing such Officer's Certificate knew or were aware of any Default that occurred during such previous fiscal year.




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

            SECTION 4.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 4.1(g) or (h) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable (i) if no Indebtedness is outstanding under the Credit Agreement, immediately, and (ii) if any Indebtedness is outstanding under the Credit Agreement, upon the first to occur of (x) the acceleration of any such Indebtedness or (y) the fifth Business Day after receipt by the Company and the Credit Agent of such written notice of acceleration. If an Event of Default specified in Section 4.1(g) or (h) with respect to the Company occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

            SECTION 4.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy shall be deemed exclusive of any other remedy and all available remedies shall be cumulative.

            SECTION 4.4 Waiver of Past Defaults. The Holders of a majority in outstanding principal amount of the



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

Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 7.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 4.5 Control by Majority. The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 5.1, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 5.1, the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders) or would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking or refraining from taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by its taking or refraining from taking such action.

            SECTION 4.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;




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

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (e) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 4.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and interest on the Securities held by such Holder on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 4.8 Collection Suit by Trustee. If an Event of Default specified in Section 4.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 5.6.

            SECTION 4.9 Trustee may File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 5.6.




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            SECTION 4.10 Priorities. if the Trustee collects any money or property pursuant to this Article IV, it shall pay out the money or property in the following order:

            FIRST: Costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 5.6;

            SECOND: To holders of Senior Indebtedness to the extent required by
      Article X;

            THIRD: To Holders for amounts due and unpaid on the Securities for principal and interest, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            FOURTH: To the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

            SECTION 4.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                ARTICLE V

                         CONCERNING THE TRUSTEE.

            SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee,



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prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of the existence of an Event of Default, other than with respect to a payment default, unless and until the Trustee has actual knowledge of such Event of Default or the Trustee shall have received notice thereof in writing from the Company or from the holders of a majority in principal amount of the Securities.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

            (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that are specifically required by any provision hereof to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;




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            (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

            This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

            SECTION 5.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.1:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;




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

            (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

            (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.



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            SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of
Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

            SECTION 5.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

            SECTION 5.5 Moneys Held by Trustee. Subject to the provisions of
Section 9.6, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

            SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor



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trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.6) and of defending itself against or investigating any claim (whether asserted by a Holder or the Company) of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

            SECTION 5.7 Right of Trustee to Rely on Officers' Certificate, Etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

            SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall



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be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            SECTION 5.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
      Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;




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

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

            (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in
Section 6.1 of the action in that regard taken by the Securityholders.

            (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

            SECTION 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.6, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing



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

for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

            Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Company shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

            SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate



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

Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            SECTION 5.12 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 5.13 Reports by the Trustee. The Trustee shall transmit to the Holders all reports required under Section 313(a) of the Trust Indenture Act.


                               ARTICLE VI

                     CONCERNING THE SECURITYHOLDERS.

            SECTION 6.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

            SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may



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be prescribed by the Trustee or in such manner as shall be satisfactory to the
Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

            SECTION 6.3 Holders to be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Restricted Global Security, and owners of beneficial interests in the Restricted Global Security will not be considered the owners of any Securities. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

            SECTION 6.4 Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining



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

whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

            SECTION 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.




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                               ARTICLE VII

                               AMENDMENTS.

            SECTION 7.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Holder:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to comply with Article VIII;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

            (d) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under
Article X;

            (e) to add Guarantees with respect to the Securities or to secure the Securities;

            (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (g) to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act;

            (h) to make any change that does not adversely affect the rights of any Holder; or

            (i) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities.




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

            An amendment under this Section 7.1 may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section 7.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.1.

            SECTION 7.2 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Holder affected, an amendment may not:

            (a) reduce the amount of Securities whose Holders must consent to an amendment;

            (b) reduce the rate of or extend the time for payment of interest on any Security;

            (c) reduce the principal of or extend the Stated Maturity of any Security;

            (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture;

            (e) make any Security payable in money other than that stated in the Security;

            (f) modify or affect in any manner adverse to the Holders, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or

            (g) make any change in Section 4.4 or 4.7 or the second sentence of this Section 7.2.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of



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

any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section 7.2 may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section 7.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.2.

            SECTION 7.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

            SECTION 7.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.




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

            SECTION 7.5 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 7.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                              ARTICLE VIII

                        MERGER AND CONSOLIDATION.

            SECTION 8.1 When Company May Merge, Etc. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;
(iii) immediately after giving



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effect to such transaction, the Consolidated Coverage Ratio of the Successor
Company is at least 1.00:1; provided, however, that, if the Consolidated Coverage Ratio of the Company before giving effect to such transaction is within a range set forth in column (A) below, then the Consolidated Coverage Ratio of the Successor Company shall be at least equal to the lesser of (1) the ratio determined by multiplying the relevant percentage set forth in column (B) below by the Consolidated Coverage Ratio prior to such transaction and (2) the relevant ratio set forth in column (C) below:

              (A)                   (B)                   (C)
      -----------------          ---------            -----------
      1.00:1 to 1.99:1              100%              1.60:1
      2.00:1 to 2.99:1               90%              2.10:1
      3.00:1 to 3.99:1               80%              2.40:1
      4.00:1 to greater              70%              2.50:1;


(iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            SECTION 8.2 Successor Corporation Substituted. The Successor Company shall be the successor of the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

            Such Successor Company may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication,



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

and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

            In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

            In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any Successor Company which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.


                               ARTICLE IX

                   DISCHARGE OF INDENTURE; DEFEASANCE.

            SECTION 9.1 Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.6) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article XIII and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.6), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.




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

            (b) Subject to Sections 9.1(c) and 9.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 3.5, 3.7 through 3.18, 8.1(iii) and 8.1(iv) and the operation of Sections 4.1(d), 4.1(e), 4.1(f), 4.1(g) (but only with respect to a Material Subsidiary), 4.1(h) (but only with respect to a Material Subsidiary) and 4.1(i) ("covenant defeasance option"); provided, however, no deposit under this Article IX shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 123 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 4.1(d), (e),
(f), (g) (but only with respect to a Material Subsidiary), 4.1(h) (but only with respect to a Material Subsidiary) and 4.1(i) or because of the failure of the Company to comply with Section 8.1(iii) and Section 8.1(iv).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding the provisions of Sections 9.1(a) and (b), the Company's obligations in Article II, Sections 5.6, 5.9, 9.4, 9.5 and 9.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 5.6, 9.4 and 9.5 shall survive.

            SECTION 9.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;



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

            (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (c) no Event of Default shall have occurred or be continuing on the date of such deposit and (B) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 4.1(g) or 4.1(h) with respect to the Company occurs which is continuing at the end of such period;

            (d) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

            (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date hereof there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax purposes on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;



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

            (h) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to
Section 9.2(a);

            (i) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

            (j) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

            (k) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article IX have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 9.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article IX. It shall apply the deposited money and the money from U.S. Government Obligations through the paying agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

            SECTION 9.4 Repayment to Company. The Trustee and the paying agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

            Subject to any applicable abandoned property law, the Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.



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

            SECTION 9.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 9.6 Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.


                                ARTICLE X

                             SUBORDINATION.

            SECTION 10.1 Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of the principal of and interest on the Securities, the payment of all other obligations relating to the Securities (including prepayment premiums, liquidated damages, fees, costs, expenses, indemnities and rescission or damage claims) and the payment of any obligation in respect of any Guarantee of obligations relating to the Securities (all of the foregoing being collectively referred to as the "Note Obligations") are subordinate in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company



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

that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12. For purposes of this Article X, "payment in full" means payment in cash.

            SECTION 10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment, distribution or other transfer of the assets of the Company or any Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind or character, whether direct or indirect, by set-off or otherwise, or whether in cash, property or securities (other than Reorganization Securities) upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor (whether voluntary or involuntary, including in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's or any Guarantor's assets and liabilities):

                  (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Securityholders shall be entitled to receive any payment or any distribution of cash, securities or other property with respect to the Note Obligations (other than Reorganization Securities); and

                  (b) until the Senior Indebtedness is paid in full, any payment, distribution or other transfer of assets of the Company or any Guarantor of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, securities or property (other than Reorganization Securities), to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear.

            SECTION 10.3 Default on Senior Indebtedness. The Company may not, and will not permit any Guarantor to, make any payment, distribution or other transfer of the assets of the Company or such Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind, or character, whether direct or indirect, by set-off or otherwise, and whether in cash, property or securities (other than Reorganization Securities) in respect of the Note Obligations, or make any deposit pursuant to Section 9.1 and



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

may not, directly or indirectly, repurchase, redeem or otherwise retire any Securities, whether pursuant to the terms of the Securities or upon acceleration or otherwise (collectively, "pay the Securities") if (i) all or any portion of the principal (including any reimbursement obligation) of, premium, if any, or interest, commitment fee or letter of credit fee on or relating to, any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company nor any other Person may pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing, or (iii) by repayment in full of such Designated Senior Indebtedness); provided, however, that so long as there shall remain outstanding any Senior Indebtedness under the Credit Agreement, a Blockage Notice may be given only by the Credit Agent unless otherwise agreed to in writing by the lenders named therein. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this section), the Company may resume payments on the Securities after such Payment



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

Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

            SECTION 10.4 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any other Person may pay the Securities until five Business Days after the Representatives of all Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if such payments are otherwise permitted pursuant to this Article X at such time.

            SECTION 10.5 When Distribution Must Be Paid Over. If a distribution is made to Securityholders that, because of this Article X, should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

            SECTION 10.6 Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Security-holders, a payment by the Company on Senior Indebtedness.

            SECTION 10.7 Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and Security-holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights hereunder of holders of Senior



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

      Indebtedness to receive any payment, distribution or transfer otherwise payable to Securityholders.

            SECTION 10.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.9 Rights of Trustee and Paying Agent. Notwithstanding
Section 10.3, the Trustee or paying agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the paying agent, a Representative or a holder of Designated Senior Indebtedness may give such notice; provided, however, that, if an issue of Designated Senior Indebtedness has a Representative, only the Representative may give such notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and, nothing in Article V shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.6.

            SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11 Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X



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

shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust in accordance with Article IX by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION 10.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 5.1 and 5.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.




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

            SECTION 10.14 Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

            SECTION 10.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            Section 10.17 Miscellaneous Subordination Provisions. (a) The subordination provisions contained herein are solely for the benefit of the holders from time to time of Senior Indebtedness and their representatives, assignees and beneficiaries and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Indebtedness. No holder of Subordinated Indebtedness shall subordinate any Subordinated Indebtedness to any indebtedness or obligation of the Company or any Guarantor other than Senior Indebtedness.

            (b) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein



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

provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (c) Without in any way limiting the generality of Section 10.17(b), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

            (d) The subordination provisions of this Article X shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Indebtedness is, pursuant to applicable law, avoided, recovered, or rescinded or must otherwise be restored or returned by any holder of Senior Indebtedness, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

            (e) If, upon any proceeding referred to in Section 10.2, the Trustee does not file a claim in such proceeding prior to ten Business Days before the expiration of the time to file such claim, the holders of the Senior Indebtedness or their agent may file such claim on behalf of the holders of the Securities.






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                               ARTICLE XI

                          SUBSIDIARY GUARANTEE.

            SECTION 11.1 Subsidiary Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees (each a "Subsidiary Guarantee") on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. The Guarantor further agrees that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this
Article XI notwithstanding any extension or renewal of any such obligation.

            Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Company's obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Company's obligations. The obligations of any Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the trustee for the obligations of the Company or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the obligations of the Company; or (f) any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Subsidiary Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations of the Company.

            Each Guarantor's Subsidiary Guarantee is, to the extent and manner set forth in Article X, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor and each such Guarantor's Subsidiary Guarantee is made subject to such provisions of this Indenture. For purposes of this Section 11.1, "payment in full," as used with respect to Senior Indebtedness means the receipt of cash.

            The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any of the Securities when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other monetary obligation of the Company under this Indenture or the Securities, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, but subject to Article X forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid principal amount of such obligations, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all such obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article IV for the purposes of such Guarantor's Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article IV, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable counsels' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this section with respect to such Guarantor.

            SECTION 11.2 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of such Guarantor be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 11.3 Successors and Assigns. This Article XI shall be binding upon each Guarantor and its respective successors and assigns and shall endure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transferor assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.4 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

            SECTION 11.5 Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.


                               ARTICLE XII

                        MISCELLANEOUS PROVISIONS.

            SECTION 12.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

            SECTION 12.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or



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

corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities, except that the provisions of Article X hereof are included herein for the benefit of the holders of Senior Indebtedness.

            SECTION 12.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 12.4 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Keebler Corporation, One Hollow Tree Lane, Elmhurst, Illinois 60126, Chief Financial Officer. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

            Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.



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

            In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            SECTION 12.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are



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

erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

            SECTION 12.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

            SECTION 12.7 Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control.

            SECTION 12.8 NEW YORK LAW TO GOVERN. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL



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

PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 12.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 12.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                              ARTICLE XIII

                        REDEMPTION OF SECURITIES.

            SECTION 13.1 Right of Optional Redemption; Prices. (a) The Securities will be subject to redemption at any time on or after July 1, 2001 (but not prior thereto, except as provided below), at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                                              Redemption
Year                                                             Price
                                                              ----------
2001............................................................104.500%
2002............................................................103.375%
2003............................................................102.250%
2004............................................................101.125%


and thereafter at 100.0% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates).

            (b) In addition, at any time or from time to time prior to July 1, 1999 the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

            SECTION 13.2 Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            SECTION 13.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 13.1 shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 13.4(e).

            SECTION 13.4 Notice of Redemption; Partial Redemptions. (a) Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

            (b) The notice of redemption to each such holder shall specify the principal amount of each Security held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

            (c) The notice of redemption of Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            (d) At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

            (e) If less than all the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof, either pro rata or by such method as the Trustee shall deem fair and appropriate, securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall, upon the request of the Company, promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            SECTION 13.5 Payment of Securities Called for Redemption. (a) If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.6, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4.

            (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

            (c) Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

            SECTION 13.6 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of June 15, 1996.

                              KEEBLER CORPORATION


                              By: /s/ E. Nichol McCully
                                 -------------------------------------
                                     Title: Vice President and
                                            Chief Financial Officer


                              KEEBLER LEASING CORPORATION
                              KEEBLER BISCUIT COMPANY
                              SHAFFER, CLARKE & CO., INC.
                              JOHNSTON'S READY-CRUST COMPANY
                              EMERALD INDUSTRIES, INC.
                              ATHENS PACKAGING, INC.
                              STEAMBOAT CORPORATION
                              ILLINOIS BAKING CORPORATION
                              KEEBLER COOKIE AND CRACKER COMPANY
                              HOLLOW TREE COMPANY
                              KEEBLER COMPANY/PUERTO RICO, INC.
                              KEEBLER H.C., INC.
                              KEEBLER-GEORGIA, INC.
                              SUNSHINE BISCUITS, INC.


                              By: /s/ E. Nichol McCully
                                 -------------------------------------
                                    Name: E. NICHOL MCCULLY
                                    Title: VICE PRESIDENT

                              BAKE-LINE PRODUCTS, INC.


                              By: /s/ E. Nichol McCully
                                 -------------------------------------
                                    Name: E. NICHOL MCCULLY
                                    Title: VICE PRESIDENT

                              UNITED STATES TRUST COMPANY OF
                               NEW YORK, as Trustee


                              By: /s/ [ILLEGIBLE]
                                 -------------------------------------
                                    Title:  Vice President

[CORPORATE SEAL]

Attest:


By: /s/ Cynthia Chaney
   ----------------------------------
      Title: Assistant Vice President

STATE OF Illinois       ss.
                        ss.
COUNTY OF Du Page       ss.


            On the 24th the day of June, 1996 before me personally came
E. Nichol McCully, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Chief Financial Officer of Keebler Corporation, a Delaware corporation; and that he signed his name thereto on behalf of such corporation.


                                          /s/ Joanne Spatz
                                          ----------------------------
                                          Notary Public in and for The
                                          State of Illinois


                                          Name: Joanne Spatz

                                          My Commission Expires:

                                          June 1, 1998
                                          ----------------------------

STATE OF Illinois       ss.
                        ss.
COUNTY OF Du Page       ss.


            On the 24th the day of June, 1996 before me personally came
E. Nichol McCully, to me known, who, being by me duly sworn, did depose and say that he is Vice President of each of Keebler Leasing Corporation, Keebler Biscuit Company, Shaffer, Clarke & Co., Inc., Johnston's Ready-Crust Company, Emerald Industries, Inc., Athens Packaging, Inc., Steamboat Corporation, Illinois Baking Corporation, Keebler Cookie and Cracker Company, Hollow Tree Company, Keebler Company/Puerto Rico, Inc., Keebler H.C., Inc., Keebler-Georgia, Inc. and Sunshine Biscuits, Inc.; and that he signed his name thereto on behalf of each corporation.


                                          /s/ Joanne Spatz
                                          ----------------------------
                                          Notary Public in and for The
                                          State of Illinois


                                          Name: Joanne Spatz

                                          My Commission Expires:

                                          June 1, 1998
                                          ----------------------------

STATE OF Illinois       ss.
                        ss.
COUNTY OF Du Page       ss.


            On the 24th the day of June, 1996 before me personally came
E. Nichol McCully, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Bake-Line Products, Inc.; and that he signed his name thereto on behalf of such corporation.


                                          /s/ Joanne Spatz
                                          ----------------------------
                                          Notary Public in and for The
                                          State of Illinois


                                          Name: Joanne Spatz

                                          My Commission Expires:

                                          June 1, 1998
                                          ----------------------------

STATE OF NEW YORK       ss.
                        ss.
COUNTY OF NEW YORK      ss.


            On the 24th the day of June, 1996 before me personally came
JAMES E LOGAN to me known, who, being by me duly sworn, did depose and say that he is the Vice President of U.S. Trust Company of New York, a New York corporation; and that he signed his name thereto on behalf of such corporation.


                                          /s/ Christopher J. Grell
                                          ----------------------------
                                          Notary Public in and for The
                                          State of New York


                                          Name: CHRISTOPHER GRELL

                                          My Commission Expires:
                                          ______________________________

                                               CHRISTOPHER GRELL
                                        Notary Public, State of New York
                                                No. 01GR5012466
                                          Qualified in New York County
                                        Commission Expires June 15, 1997

                                                                     Exhibit A


                        [FORM OF FACE OF INITIAL NOTE]

                          [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INSTITUTION") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION AND (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO KEEBLER CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED

INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INSTITUTION THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INSTITUTION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                                                       CUSIP NO.
No.                                                                    $


                               KEEBLER CORPORATION
                   10 3/4% Senior Subordinated Notes due 2006

            Keebler Corporation, a Delaware corporation (the "Company"), for value received hereby promises to pay to _____________ or registered assigns the principal sum of ___________________ Dollars on July 1, 2006, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to 10 3/4%.

            The Company shall pay interest on the principal amount of this Security at the rate per annum shown above, which rate shall be subject to increase as specified in the Registration Rights Agreement. The Company shall pay interest (including the additional interest referred to in the Registration Rights Agreement) semiannually on January 1 and July 1, of each year, commencing with January 1, 1997. Interest on the Securities will accrue from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from June 25, 1996, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after December 15 or June 15, as the case may be, and before the following January 1 or July 1, this Security shall bear interest from such January 1 or July 1; provided, that if the Company shall default in the payment of interest due on such January 1 or July 1, then this Security shall bear interest from the next preceding January 1 or July 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from June 25, 1996. The interest so payable on any January 1 or July 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the December 15 or June 15 preceding such January 1 or July 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

            Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

            Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       KEEBLER CORPORATION

[Seal]

                                       By: ____________________________

                                           ____________________________

                        [FORM OF REVERSE OF INITIAL NOTE]

                               KEEBLER CORPORATION

                   10 3/4% Senior Subordinated Notes due 2006


            This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $125,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of June 15, 1996 (the "Indenture"), duly executed and delivered by the Company and the Guarantors to U.S. Trust Company of New York, Trustee (herein called the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.

            This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

            Each Guarantor (on a senior subordinated basis) has jointly and severally guaranteed, pursuant to Article XI of the Indenture, the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

            The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company, the Guarantors and each Securityholder by accepting a Security agree to the subordination provisions contained in the Indenture and authorize the Trustee to give them effect and appoint the Trustee as attorney-in-fact for such purpose.

            The Securities will bear interest at the rate per annum set forth on the face of this Security, which rate shall be subject to increase as specified in the Registration Rights Agreement. A copy of the Registration Rights Agreement referred to on the face of this Security is available from the Company upon request.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

            Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities; provided that no such amendment shall (a) reduce the amount of Securities whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Security; (c) reduce the principal of or extend the Stated Maturity of any Security; (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture; (e) make any Security payable in money other than that stated in the Security; (f) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or (g) make any change in Section 4.4 or 4.7 of the Indenture or the second sentence of
Section 7.2 of the Indenture,
without the consent of each holder of Securities affected by such amendment.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company or the Guarantors, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

            The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

            The Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations in accordance with and subject to the limitations provided in the Indenture.

            Upon due presentment for registration of transfer of this Security, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            Except as set forth in this paragraph, the Securities may not be redeemed prior to July 1, 2001. On and after such date, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                                                    Redemption
Year                                                                   Price
                                                                    ----------
2001................................................................  104.500%
2002................................................................  103.375%
2003................................................................  102.250%
2004................................................................  101.125%


and thereafter at 100.0% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates).

            In addition, at any time or from time to time prior to July 1, 1999 the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

            Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

            The election of the Company to redeem any Securities pursuant to
Section 13.1 of the Indenture shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 13.4(e) of the Indenture.

            In the event of a Change of Control, the Company will make a Change of Control Offer to purchase all of the Securities outstanding at a price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase, pursuant to an offer made in conformity with the procedures set forth in Sections 3.15 of the Indenture.

            In the event of certain Asset Dispositions, subject to certain conditions, the Company will make an Offer to purchase an aggregate principal amount of

Securities outstanding equal to the amount of Net Available Cash at a price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase.

            The Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary. So long as the Depository, or its nominee, is the registered holder of the Restricted Global Security for the Initial Notes, the Depository, or its nominee, will be considered the absolute owner of the Initial Notes represented by the Restricted Global Security for all purposes under the Indenture and this Security. Owners of beneficial interests in the Restricted Global Security will not be considered the owners or Holders of any Securities.

            Each Holder of a Security, by its acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to the registration of the Securities under the Securities Act and the indemnification of the Company in respect thereof, all to the extent provided therein.

            The Securities are subject to defeasance as described in the Indenture.

            No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

             [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEES]

            Each Guarantor has unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. Each Guarantor has further agreed that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any such obligation.

            The obligations of the Guarantors to the holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

                                          KEEBER LEASING CORPORATION
                                          KEEBLER BISCUIT COMPANY
                                          SHAFFER, CLARKE & CO., INC.
                                          JOHNSTON'S READY-CRUST COMPANY
                                          EMERALD INDUSTRIES, INC.
                                          ATHENS PACKAGING, INC.
                                          BAKE-LINE PRODUCTS, INC.
                                          STEAMBOAT CORPORATION
                                          ILLINOIS BAKING CORPORATION
                                          KEEBLER COOKIE AND CRACKER COMPANY
                                          HOLLOW TREE COMPANY
                                          KEEBLER COMPANY/PUERTO RICO, INC.
                                          KEEBLER H.C., INC.
                                          KEEBLER-GEORGIA, INC.
                                          SUNSHINE BISCUITS, INC.




                                          By:_______________________________
                                             Name:
                                             Title:

Attest:


By:_______________________________
   Name:
   Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


            This is one of the Securities described in the within-mentioned Indenture.

Dated:


                                          U.S. TRUST COMPANY OF NEW YORK
                                          as Trustee



                                          By:_______________________________
                                                  Authorized Signatory

                               [ASSIGNMENT FORM]


For value received ____________________________________________________________
hereby sells, assigns and transfers unto


                  ------------------------------


                  ------------------------------
                  Please insert social security or
                  other identifying number of assignee

                  Please print or typewrite name
                  and address including zip code
                  of assignee:



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.



Date:____________             Your Signature:_________________________
                                             (Sign exactly as name
                                             appears on the other side
                                             of this Security)

                        [THE FOLLOWING TO BE INSERTED ON
                       RESTRICTED SECURITIES CERTIFICATES]

                            [FORM OF TRANSFER NOTICE]

            In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an Effective Registration on __________, 1996, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder;

                                      or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.5(b) of the Indenture shall have been satisfied.


Date:___________________________



                                                ________________________________
                                                NOTICE: The signature to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the within-mentioned
                                                instrument in every particular,
                                                without alteration or any change
                                                whatever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:


                                      [Name of Purchaser]



                                      By: ___________________________________
                                          Name:
                                          Title:

                                      (To be executed by an
                                      executive officer)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY


        The following exchanges of a part of this Global Security have been made:


                                                                                  Principal Amount of
                          Amount of decrease in        Amount of increase in      this Global Security      Signature of authorized
                          Principal Amount of          Principal Amount of        following such            officer of Trustee or
Date of Exchange          this Global Security         this Global Security       decrease (or increase)    Securities Custodian
- ------------------------------------------------------------------------------------------------------------------------------------



                                                                     Exhibit B


                        [FORM OF FACE OF EXCHANGE NOTE]



                                                                       CUSIP NO.
No.                                                                    $

                               KEEBLER CORPORATION
                   10 3/4% Senior Subordinated Notes due 2006

            Keebler Corporation, a Delaware corporation (the "Company"), for value received hereby promises to pay to _______________________ or registered assigns the principal sum of ________________________ Dollars on July 1, 2006, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to 10 3/4%.

            The Company shall pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 1 and July 1, of each year, commencing with January 1, 1997. Interest on the Securities will accrue from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from June 25, 1996, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after December 15 or June 15, as the case may be, and before the following January 1 or July 1, this Security shall bear interest from such January 1 or July 1; provided, that if the Company shall default in the payment of interest due on such January 1 or July 1, then this Security shall bear interest from the next preceding January 1 or July 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from June 25, 1996. The interest so payable on any January 1 or July 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the December 15 or June 15 preceding such January 1 or July 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

            Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

            Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                      KEEBLER CORPORATION

[Seal]

                                                      By: ______________________

                                                          ______________________

                       [FORM OF REVERSE OF EXCHANGE NOTE]

                               KEEBLER CORPORATION
                   10 3/4% Senior Subordinated Notes due 2006


            This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $125,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of June 15, 1996 (the "Indenture"), duly executed and delivered by the Company and the Guarantors to U.S. Trust Company of New York, Trustee (herein called the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.

            This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

            Each Guarantor (on a senior subordinated basis) has jointly and severally guaranteed, pursuant to Article XI of the Indenture, the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

            The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company, the Guarantors and each Securityholder by accepting a Security agree to the subordination provisions contained in the Indenture and authorize the Trustee to give them effect and appoint the Trustee as attorney-in-fact for such purpose.

            The Securities will bear interest at the rate per annum set forth on the face of this Security.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

            Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities; provided that no such amendment shall (a) reduce the amount of Securities whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Security; (c) reduce the principal of or extend the Stated Maturity of any Security; (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture; (e) make any Security payable in money other than that stated in the Security; (f) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or (g) make any change in Section 4.4 or 4.7 of the Indenture or the second sentence of
Section 7.2 of the Indenture, without the consent of each holder of Securities affected by such amendment.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company or the Guarantors, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

            The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

            The Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations in accordance with and subject to the limitations provided in the Indenture.

            Upon due presentment for registration of transfer of this Security, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            Except as set forth in this paragraph, the Securities may not be redeemed prior to July 1, 2001. On and after such date, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                                                    Redemption
Year                                                                   Price
                                                                    ----------

2001...............................................................   104.500%
2002...............................................................   103.375%
2003...............................................................   102.250%
2004...............................................................   101.125%


and thereafter at 100.0% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates).

            In addition, at any time or from time to time prior to July 1, 1999 the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

            Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

            The election of the Company to redeem any Securities pursuant to
Section 13.1 of the Indenture shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 13.4(e) of the Indenture.

            In the event of a Change of Control, the Company will make a Change of Control Offer to purchase all of the Securities outstanding at a price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase, pursuant to an offer made in conformity with the procedures set forth in Section 3.15 of the Indenture.

            In the event of certain Asset Dispositions, subject to certain conditions, the Company will make an Offer to purchase an aggregate principal amount of Securities outstanding equal to the amount of Net Available Cash at a price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase.

            The Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary. So long as the Depository, or its nominee, is the registered holder of the Restricted Global Security for the Initial Notes, the Depository, or its nominee, will be considered the absolute owner of the Initial Notes represented by the Restricted Global

Security for all purposes under the Indenture and this Security. Owners of beneficial interests in the Restricted Global Security will not be considered the owners or Holders of any Securities.

            The Securities are subject to defeasance as described in the Indenture.

            No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEES]

            Each Guarantor has unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. Each Guarantor has further agreed that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any such obligation.

            The obligations of the Guarantors to the holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

                                          KEEBER LEASING CORPORATION
                                          KEEBLER BISCUIT COMPANY
                                          SHAFFER, CLARKE & CO., INC.
                                          JOHNSTON'S READY-CRUST COMPANY
                                          EMERALD INDUSTRIES, INC.
                                          ATHENS PACKAGING, INC.
                                          BAKE-LINE PRODUCTS, INC.
                                          STEAMBOAT CORPORATION
                                          ILLINOIS BAKING CORPORATION
                                          KEEBLER COOKIE AND CRACKER COMPANY
                                          HOLLOW TREE COMPANY
                                          KEEBLER COMPANY/PUERTO RICO, INC.
                                          KEEBLER H.C., INC.
                                          KEEBLER-GEORGIA, INC.
                                          SUNSHINE BISCUITS, INC.




                                          By:_______________________________
                                             Name:
                                             Title:

Attest:


By:_______________________________
   Name:
   Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


            This is one of the Securities described in the within-mentioned Indenture.

Dated:


                                                U.S. TRUST COMPANY OF NEW YORK
                                                as Trustee


                                                 By:___________________________
                                                       Authorized Signatory

                                [ASSIGNMENT FORM]


For value received _____________________________________________________________
hereby sells, assigns and transfers unto


                  ______________________________


                  ______________________________
                  Please insert social security or
                  other identifying number of assignee

                  Please print or typewrite name
                  and address including zip code
                  of assignee:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



the within Security and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.



Date:_________________        Your Signature:_________________________
                                             (Sign exactly as name
                                             appears on the other side
                                             of this Security)

                                                                     Exhibit C


                       FORM OF TRANSFEROR CERTIFICATE FOR
                   TRANSFER FROM RESTRICTED GLOBAL SECURITY OR
                   RESTRICTED SECURITY TO RESTRICTED SECURITY
                      (Transfers Pursuant to ss. 2.5(b)(ii)
                       or ss. 2.5(b)(iv) of the Indenture)




                                                          _______________, 199__

[Trustee]
[Address]


            Re:         Keebler Corporation
                        10 3/4% Senior Subordinated Notes
                        due 2006 (the "Securities")

            Reference is hereby made to the Indenture dated as of June 15, 1996 (the "Indenture") among Keebler Corporation, the Guarantors and U.S. Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $___________ aggregate principal amount of Securities which are held [in the form of the Restricted Global Security (CUSIP No._________) with the Depository]* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

            In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and
(ii) to a transferee that the Transferor reasonably believes is an


- --------
*Insert and modify, if appropriate.

Institutional Accredited Investor and is acquiring Securities for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                             [Name of Transferor]


                                             By:____________________________

                                             Name:__________________________

                                             Title:_________________________

Dated:

cc:   Keebler Corporation

                                                                     Exhibit D


              FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
                     (Transfers Pursuant to ss. 2.5(b)(ii)
                      and ss. 2.5(b)(iv) of the Indenture



                                                          _______________, 199__

[Trustee]
[Address]



                  Re: Keebler Corporation
                      10 3/4% Senior Subordinated Notes
                      due 2006 (the "Securities")

            Reference is hereby made to the Indenture dated as of June 15, 1996 (the "Indenture") among Keebler Corporation, the Guarantors and U.S. Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $___________ aggregate principal amount of Securities which are held [in the form of the Global Security (CUSIP No. __________ with the Depository]* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities to the undersigned.

            In connection with such request, and in respect of such Securities, we confirm that:

            1. We understand that the offer and sale of the Securities have been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons, except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below" that, prior to such transfer, furnishes (or has furnished on its

- --------
*Insert and modify, if appropriate.

      behalf by a domestic broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Regulation S under the Securities Act (if available), (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act.

            2. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

            3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            4. We are a corporation, partnership or other entity or person having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing is) an Institutional Accredited Investor, able to bear the economic risk of investment in the Securities.

            5. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

            6. We understand that (a) the Securities will be delivered to us in registered form only and that the certificate delivered to us in respect of the Securities will bear a legend substantially to the following effect:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
      (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INSTITUTION") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION AND (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO KEEBLER CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INSTITUTION THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
      (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INSTITUTION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      and (b) such certificates will be reissued without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 5(b), (d), or (e) below, or at our request at such times as we would be permitted to dispose of the Securities in accordance with the paragraph 5(e) below.

            7. We agree that we will give to each person to whom we transfer Securities, notice of any restrictions on transfer of Securities.

            8. We acknowledge that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

            9. We acknowledge that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations or agreements and agree that if any of the acknowledgments, representations or agreements deemed to have been made by our purchase of Notes are no longer accurate, we shall promptly notify the Company and the Trustee.

      The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                Very truly yours,

                                                [Name of Purchaser]

                                                By:____________________________

                                                Name:__________________________

                                                Title:_________________________

Dated:

cc:  Keebler Corporation

                                                                     Exhibit E


                       FORM OF LEGAL OPINION ON TRANSFER


                                                                      , 199[ ]


[Trustee]
[Address]


                  Re: Keebler Corporation
                      10 3/4% Senior Subordinated Notes due 2006

Ladies and Gentlemen:

            This opinion is being furnished to you in connection with the sale by ______________________ (the "Transferor") to ______________________ (the
"Purchaser") of $__________ aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2006 of Keebler Corporation (the "Securities").

            We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the documents set forth above made by the parties executing such documents. We have also assumed that the sale of the Securities to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

            Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Securities does not require registration of such Securities under the Securities Act.

                                           Very truly yours,

                                                                     Exhibit F

                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER
            FROM RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY (Transfers Pursuant to ss. 2.5(b)(iii) of the Indenture)


[Trustee]
[address]

                  Re: Keebler Corporation
                      10 3/4% Senior Subordinated Notes
                      due 2006 (the "Securities")

            Reference is hereby made to the Indenture dated as of June 15, 1996 (the "Indenture") among Keebler Corporation, the Guarantors and U.S. Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $____________ aggregate principal amount of Securities which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Restricted Global Security.

            In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and
(ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee and any such account is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities law of any state of the United States.

                                               [Name of Transferor]


                                               By:____________________________

                                               Name:__________________________

                                               Title:_________________________

Dated:

cc:   Keebler Corporation

                                                                     Exhibit G


                               [ASSIGNMENT FORM]


For value received _____________________________________________________________
hereby sells, assigns and transfers unto


                  ______________________________


                  ______________________________
                  Please insert social security or
                  other identifying number of assignee

                  Please print or typewrite name and
                  address including zip code
                  of assignee:










the within Security and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.



Date:_________________        Your Signature:_________________________
                                             (Sign exactly as name
                                             appears on the other side
                                             of this Security)






                                    G-1